FOR IMMEDIATE RELEASE

Iron Mountain Reports Fourth Quarter and Full-Year 2019 Results

BOSTON – February 13, 2020 – Iron Mountain Incorporated (NYSE: IRM), the storage and information management services company, announces financial and operating results for the fourth quarter and full-year 2019, and provides fiscal year 2020 outlook. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain’s Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.
"We delivered a solid fourth-quarter, with constant-currency revenue growth of almost 3% year over year, in line with our guidance. In addition, we delivered strong growth in Adjusted EBITDA, Adjusted EPS, and AFFO, whilst simultaneously increasing investments to support future growth," said William L. Meaney, president and CEO of Iron Mountain. "Our results reflect steady organic volume trends and positive contribution from revenue management in all geographies, resulting in healthy total Organic Storage rental revenue growth of 2.5% in 2019. We continue to be pleased with the progress we have made in shifting our mix to faster growing businesses, which have increased to 24% of our sales compared to just 9% six years ago.”
Meaney continued, “In the fourth quarter, we also took critical steps in the implementation of Project Summit, our comprehensive transformation program, which we expect will significantly reduce our cost structure, enhance our customer service capabilities and improve the overall speed of execution. Ultimately, we believe the simplification of our management structure and a concerted increase in dynamism will lead to higher levels of revenue growth."

Financial Performance Highlights for the Fourth Quarter and Full-Year 2019

•
Total reported Revenues for the fourth quarter were $1.08 billion, compared with $1.06 billion in the fourth quarter of 2018. Excluding the impact of foreign exchange (FX), reported total Revenues grew 2.7% compared to the prior year, reflecting the benefits from revenue management and steady organic global volume trends. For full-year 2019, total reported Revenues were $4.26 billion, compared with $4.23 billion in 2018, an increase of 3.0% excluding the impact of FX.

•
Income from Continuing Operations for the fourth quarter was $37.1 million, compared with $158.5 million in the fourth quarter of 2018. Income from Continuing Operations in both Q4 and full-year 2019 included Restructuring Charges of $48.6 million associated with the implementation of the Company's transformation program - Project Summit - designed to accelerate execution of Iron Mountain's strategy. In addition, Income from Continuing Operations included $4.7 million of Significant Acquisition Costs in the fourth quarter of 2019, compared with $12.0 million in the fourth quarter of 2018. For full-year 2019, Income from Continuing Operations was $268.2 million, compared with $367.6 million in 2018, with Significant Acquisition Costs of $13.3 million in 2019 and $50.7 million in 2018.

•
Adjusted EBITDA for the fourth quarter was $386.5 million, compared with $359.4 million in the fourth quarter of 2018. On a constant currency basis, Adjusted EBITDA increased by 8.4%, driven in part by the flow through from revenue management and lower overhead costs. For full-year 2019, Adjusted EBITDA was $1.44 billion, compared with $1.42 billion in 2018, an increase of 2.7% excluding the impact of FX. Lower recycled paper prices impacted Adjusted EBITDA by approximately $28 million in 2019, which resulted in a drag of 2.0%.

•
Reported EPS - Fully Diluted from Continuing Operations for the fourth quarter was $0.13, compared with $0.55 in the fourth quarter of 2018. For full-year 2019, Reported EPS - Fully Diluted from Continuing Operations was $0.93 compared with $1.28 in 2018.

•
Adjusted EPS for the fourth quarter was $0.31, compared with $0.25 in the fourth quarter of 2018, or growth of 24.0%. For full-year 2019, Adjusted EPS was $1.02, compared with $1.07 in 2018. Adjusted EPS reflects a structural tax rate of 18.2% in both 2019 and 2018.

•
Net Income for the fourth quarter was $37.1 million compared with $158.6 million in the fourth quarter of 2018. For full-year 2019, Net Income was $268.3 million compared with $355.1 million in 2018. Net Income in the fourth quarter and full-year 2019 was negatively impacted by Restructuring Charges related to Project Summit as well as Foreign Currency Transaction Losses.

•
FFO (Normalized) per share was $0.65 for the fourth quarter, compared with $0.56 in the fourth quarter of 2018, or an increase of 16.1%. For full-year 2019, FFO (Normalized) per share was $2.29, compared with $2.26 in 2018.

•
AFFO was $228.0 million for the fourth quarter compared with $193.8 million in the fourth quarter of 2018, an increase of 17.7%. For full-year 2019, AFFO decreased 0.7% to $856.3 million, compared with $862.6 million in 2018.

Guidance
Iron Mountain issued full-year 2020 guidance; details are summarized in the table below. Additional guidance details and assumptions are available on Page 7 of the Q4 2019 supplemental financial information.

2020 Guidance
($ in millions)
	2019 Results	2020 Guidance	Y/Y Change
Revenue	$4,263	$4,375 - $4,475	3% - 5%
Adjusted EBITDA	$1,438	$1,520 - $1,570	6% - 9%
Adjusted EPS	$1.02	$1.15 - $1.25	13% - 23%
AFFO	$856	$930 - $960	9% - 12%

Note: Guidance reflects FX rates as of January 3, 2020, and is subject to fluctuation.

Dividend
On February 12, 2020, Iron Mountain's board of directors declared a quarterly cash dividend of $0.6185 per share for the first quarter. The first-quarter 2020 dividend is payable on April 6, 2020, for shareholders of record on March 16, 2020.

About Iron Mountain
Iron Mountain Incorporated (NYSE: IRM), founded in 1951, is the global leader for storage and information management services. Trusted by more than 225,000 organizations around the world, and with a real estate network of more than 90 million square feet across nearly 1,450 facilities in approximately 50 countries, Iron Mountain stores and protects billions of valued assets, including critical business information, highly sensitive data, and cultural and historical artifacts. Providing solutions that include secure records storage, information management, digital transformation, secure destruction, as well as data centers, cloud services and art storage and logistics, Iron Mountain helps customers lower cost and risk, comply with regulations, recover from disaster, and enable a more digital way of working. Visit www.ironmountain.com for more information.

Investor Relations Contacts:
Greer Aviv	Nathan McCurren
Senior Vice President, Investor Relations	Director, Investor Relations
Greer.Aviv@ironmountain.com	Nathan.McCurren@ironmountain.com

Forward Looking Statements
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include, but are not, limited to, our financial performance outlook and statements concerning our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as 2020 guidance, expected benefits, costs and actions related to Project Summit, and statements about our investments, dividend policy, leverage, and other goals. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability to remain qualified for taxation as a real estate investment trust for U.S. federal income tax purposes; (ii) the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies; (iii) changes in customer preferences and demand for our storage and information management services; (iv) the cost and our ability to comply with laws, regulations and customer demands relating to data security and privacy issues, as well as fire and safety standards; (v) our ability or inability to execute our strategic growth plan, expand internationally, complete acquisitions on satisfactory terms, and to integrate acquired companies efficiently; (vi) changes in the amount of our growth and recurring capital expenditures and our ability to raise capital and invest according to plan; (vii) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information or our internal records or IT systems and the impact of such incidents on our reputation and ability to compete;(viii) our ability to execute on Project Summit and the potential impacts of Project Summit on our ability to retain and recruit employees and execute on our strategy (ix) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (x) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate; (xi) the impact of executing on our growth strategy through joint ventures; (xii) our ability to comply with our existing debt obligations and restrictions in our debt instruments or to obtain additional financing to meet our working capital needs; (xiii) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xiv) changes in the cost of our debt; (xv) the impact of alternative, more attractive investments on dividends; (xvi) the cost or potential liabilities associated with real estate necessary for our business; (xvii) the performance of business partners upon whom we depend for technical assistance or management expertise; (xviii) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xix) other risks described more fully in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our periodic reports or incorporated therein. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Consolidated Balance Sheets
(Unaudited; dollars in thousands)

	12/31/2019	12/31/2018
ASSETS
Current Assets:
Cash and Cash Equivalents	$193,555	$165,485
Accounts Receivable, Net	850,701	846,889
Other Current Assets	192,083	195,740
Total Current Assets	$1,236,339	$1,208,114
Property, Plant and Equipment:
Property, Plant and Equipment	$8,048,906	$7,600,949
Less: Accumulated Depreciation	(3,425,869)	(3,111,392)
Property, Plant and Equipment, Net	$4,623,037	$4,489,557
Other Assets, Net:
Goodwill	$4,485,209	$4,441,030
Customer Relationships, Customer Inducements and Data Center Lease-Based Intangibles	1,393,183	1,506,522
Operating Lease Right-of-use Assets	1,869,101	—
Other	209,947	211,995
Total Other Assets, Net	$7,957,440	$6,159,547
Total Assets	$13,816,816	$11,857,218

LIABILITIES AND EQUITY
Current Liabilities:
Current Portion of Long-term Debt	$389,013	$126,406
Accounts Payable	324,708	318,765
Accrued Expenses and Other Current Liabilities	961,752	780,781
Deferred Revenue	274,036	264,823
Total Current Liabilities	$1,949,509	$1,490,775
Long-term Debt, Net of Current Portion	8,275,566	8,016,417
Long-term Operating Lease Liabilities	1,728,686	—
Other Long-term Liabilities (1)	398,828	487,563
Total Long-term Liabilities	$10,403,080	$8,503,980
Total Liabilities	$12,352,589	$9,994,755
Equity
Total Stockholders' Equity	$1,463,962	$1,861,054
Noncontrolling Interests	265	1,409
Total Equity	$1,464,227	$1,862,463
Total Liabilities and Equity	$13,816,816	$11,857,218

(1) Includes redeemable noncontrolling interests of $67.7mm and $70.5mm as of December 31, 2019 and December 31, 2018, respectively.

Note: Prior periods reflect an immaterial restatement; for further details refer to Iron Mountain's Form 10-K for the year ended December 31, 2019.

Consolidated Statements of Operations
(Unaudited; dollars in thousands, except per-share data)

	Q4 2019	Q4 2018	% Change	Full Year 2019	Full Year 2018	% Change
Revenues:
Storage Rental	$675,507	$658,894	2.5%	$2,681,087	$2,622,455	2.2%
Service	404,083	402,595	0.4%	1,581,497	1,603,306	(1.4)%
Total Revenues	$1,079,590	$1,061,489	1.7%	$4,262,584	$4,225,761	0.9%

Operating Expenses:
Cost of Sales (excluding Depreciation and Amortization)	$459,488	$450,765	1.9%	$1,833,315	$1,793,954	2.2%
Selling, General and Administrative	233,646	251,360	(7.0)%	991,664	1,006,983	(1.5)%
Depreciation and Amortization	173,825	164,918	5.4%	658,201	639,514	2.9%
Significant Acquisition Costs	4,696	11,950	(60.7)%	13,293	50,665	(73.8)%
Restructuring Charges	48,597	—	n/a	48,597	—	n/a
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(46,737)	(71,558)	(34.7)%	(63,824)	(73,622)	(13.3)%
Total Operating Expenses	$873,515	$807,435	8.2%	$3,481,246	$3,417,494	1.9%

Operating Income (Loss)	$206,075	$254,054	(18.9)%	$781,338	$808,267	(3.3)%
Interest Expense, Net	104,871	105,813	(0.9)%	419,298	409,648	2.4%
Foreign Currency Transaction Loss / (Gain)	44,738	(19,393)	n/a	24,852	(15,567)	n/a
Other Expense (Income), Net	2,557	6,290	(59.3)%	9,046	3,875	n/a
Income (Loss) before Provision (Benefit) for Income Taxes	$53,909	$161,344	(66.6)%	$328,142	$410,311	(20.0)%
Provision (Benefit) for Income Taxes	16,805	2,795	n/a	59,931	42,753	40.2%
Income (Loss) from Continuing Operations	$37,104	$158,549	(76.6)%	$268,211	$367,558	(27.0)%
Income (Loss) from Discontinued Operations, Net of Tax	—	10	n/a	104	(12,427)	n/a
Net Income (Loss)	$37,104	$158,559	(76.6)%	$268,315	$355,131	(24.4)%
Less: Net (Loss) Income Attributable to Noncontrolling Interests	(596)	713	n/a	938	1,198	(21.7)%
Net Income (Loss) Attributable to Iron Mountain Incorporated	$37,700	$157,846	(76.1)%	$267,377	$353,933	(24.5)%

Earnings (Losses) per Share - Basic:
Income (Loss) from Continuing Operations	$0.13	$0.55	(76)%	$0.93	$1.28	(27.3)%
Total Income (Loss) from Discontinued Operations	—	—	n/a	—	(0.04)	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	$0.13	$0.55	(76)%	$0.93	$1.24	(25.0)%

Earnings (Losses) per Share - Diluted:
Income (Loss) from Continuing Operations	$0.13	$0.55	(76)%	$0.93	$1.28	(27.3)%
Total Income (Loss) from Discontinued Operations	—	—	n/a	—	(0.040)	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	$0.13	$0.55	(76)%	$0.93	$1.23	(24.4)%

Weighted Average Common Shares Outstanding - Basic	287,277	286,250	0.4%	286,971	285,913	0.4%
Weighted Average Common Shares Outstanding - Diluted	288,082	287,066	0.4%	287,687	286,653	0.4%

Note: Prior periods reflect an immaterial restatement; for further details refer to Iron Mountain's Form 10-K for the year ended December 31, 2019.

Reconciliation of Income from Continuing Operations to Adjusted EBITDA
(Dollars in thousands)

	Q4 2019	Q4 2018	% Change	Full Year 2019	Full Year 2018	% Change

Income from Continuing Operations	$37,104	$158,549	(76.6)%	$268,211	$367,558	(27.0)%

Add / (Deduct):
Provision (Benefit) for Income Taxes	16,805	2,795	n/a	59,931	42,753	40.2%
Foreign Currency Transaction Loss / (Gain)	44,738	(19,393)	n/a	24,852	(15,567)	n/a
Other Expense (Income), Net (1)	2,557	6,290	(59.3)%	9,046	3,875	n/a
Interest Expense, Net	104,871	105,813	(0.9)%	419,298	409,648	2.4%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(46,737)	(71,558)	(34.7)%	(63,824)	(73,622)	(13.3)%
Depreciation and Amortization	173,825	164,918	5.4%	658,201	639,514	2.9%
Significant Acquisition Costs	4,696	11,950	(60.7)%	13,293	50,665	(73.8)%
Restructuring Charges	48,597	—	n/a	48,597	—	n/a
Adjusted EBITDA	$386,456	$359,364	7.5%	$1,437,605	$1,424,824	0.9%
(1) Excludes realized and unrealized foreign currency transaction (gains) losses.

Adjusted EBITDA
Adjusted EBITDA is defined as income (loss) from continuing operations before interest expense, net, provision (benefit) for income taxes, depreciation and amortization, and also excludes certain items that we believe are not indicative of our core operating results, specifically: (i) (gain) loss on disposal/write-down of property, plant and equipment (including real estate), net; (ii) intangible impairments; (iii) other (income) expense, net (which includes foreign currency transaction (gains) losses, net); (iv) Significant Acquisition Costs; and (v) Restructuring Charges. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flow to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.
Adjusted EBITDA excludes both interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Finally, Adjusted EBITDA does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP).

Note: Prior periods reflect an immaterial restatement; for further details refer to Iron Mountain's Form 10-K for the year ended December 31, 2019.

Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q4 2019	Q4 2018	% Change	Full Year 2019	Full Year 2018	% Change

Reported EPS - Fully Diluted from Continuing Operations	$0.13	$0.55	(76.4)%	$0.93	$1.28	(27.3)%

Add / (Deduct):
Other Expense (Income), Net	0.16	(0.050)		0.12	(0.040)
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(0.160)	(0.250)		(0.220)	(0.250)
Significant Acquisition Costs	0.02	0.04		0.05	0.18
Restructuring Charges	0.17	—		0.17	—
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.010)	(0.050)		(0.020)	(0.090)
Adjusted EPS - Fully Diluted from Continuing Operations	$0.31	$0.25	24.0%	$1.02	$1.07	(4.7)%

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the twelve months ended December 31, 2019 and 2018, respectively, is primarily due to (i) the reconciling items above, which impact our reported income (loss) from continuing operations before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS was 18.2% for the twelve months ended December 31, 2019 and 18.2% for the twelve months ended December 31, 2018. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter’s estimate of the annual structural tax rate for both the three month and full year periods. This may result in the current period adjustment plus prior reported quarterly adjustments to not sum to the full year adjustment.

Adjusted Earnings Per Share, or Adjusted EPS
Adjusted EPS is defined as reported earnings per share fully diluted from continuing operations excluding: (i) (gain) loss on disposal/write-down of property, plant and equipment (including real estate), net; (ii) intangible impairments; (iii) other (income) expense, net (which includes foreign currency transaction (gains) losses, net); (iv) Significant Acquisition Costs; (v) Restructuring Charges; and (vi) the tax impact of reconciling items and discrete tax items. Adjusted EPS includes income (loss) attributable to noncontrolling interests. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods.

Note: Prior periods reflect an immaterial restatement; for further details refer to Iron Mountain's Form 10-K for the year ended December 31, 2019.

Reconciliation of Net Income Attributable to IRM to FFO and AFFO

(Dollars in thousands, except per-share data)

	Q4 2019	Q4 2018	% Change	Full Year 2019	Full Year 2018	% Change

Net Income	$37,104	$158,559	(76.6)%	$268,315	$355,131	(24.4)%
Add / (Deduct):
Real Estate Depreciation (1)	83,237	73,305		303,415	284,804
Loss (Gain) on Sale of Real Estate, Net of Tax	(58,942)	(53,980)		(99,194)	(55,328)
Data Center Lease-Based Intangible Asset Amortization (2)	11,359	12,623		46,696	43,061

FFO (Nareit)	$72,758	$190,507	(61.8)%	$519,232	$627,668	(17.3)%
Add / (Deduct):
(Gain) Loss on Disposal/Write-Down of PP&E, Net	12,205	(9,103)		40,763	(9,818)
Foreign Currency Transaction (Gain) / Loss	44,738	(19,393)		24,852	(15,567)
Other (Income) Expense, Net	2,557	6,290		9,046	3,875
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(2,015)	(21,820)		(10,208)	(34,131)
Loss (Income) from Discontinued Operations, Net of Tax	—	(10)		(104)	12,427
Real Estate Financing Lease Depreciation	3,632	3,327		13,364	13,650
Significant Acquisition Costs	4,696	11,950		13,293	50,665
Restructuring Charges	48,597	—		48,597	—

FFO (Normalized)	$187,168	$161,748	15.7%	$658,835	$648,769	1.6%

Per Share Amounts (Fully Diluted Shares)
FFO (Nareit)	$0.25	$0.66	(62.1)%	$1.81	$2.19	(17.4)%
FFO (Normalized)	$0.65	$0.56	16.1%	$2.29	$2.26	1.3%

Weighted Average Common Shares Outstanding - Basic	287,277	286,250	0.4%	286,971	285,913	0.4%
Weighted Average Common Shares Outstanding - Diluted	288,082	287,066	0.4%	287,687	286,653	0.4%
(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported income (loss) from continuing operations before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.

Funds From Operations, or FFO (Nareit), and FFO (Normalized)
Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts ("Nareit") and us as net income (loss) excluding depreciation on real estate assets, gains on sale of real estate, net of tax and amortization of data center leased-based intangibles ("FFO (Nareit)"). FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss). Although Nareit has published a definition of FFO, modifications to FFO (Nareit) are common among REITs as companies seek to provide financial measures that most meaningfully reflect their particular business. Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (ii) intangible impairments; (iii) other expense (income), net (which includes foreign currency transaction (gains) losses, net); (iv) real estate financing lease depreciation; (v) Significant Acquisition Costs; (vi) Restructuring Charges; (vii) the tax impact of reconciling items and discrete tax items; (viii) loss (income) from discontinued operations, net of tax; and (ix) loss (gain) on sale of discontinued operations, net of tax.
FFO (Normalized) per share
FFO (Normalized) divided by weighted average fully-diluted shares outstanding.
Note: Prior periods reflect an immaterial restatement; for further details refer to Iron Mountain's Form 10-K for the year ended December 31, 2019.

Reconciliation of Net Income Attributable to IRM to FFO and AFFO (continued)

(Dollars in thousands)

	Q4 2019	Q4 2018	% Change	Full Year 2019	Full Year 2018	% Change

FFO (Normalized)	$187,168	$161,748	15.7%	$658,835	$648,769	1.6%
Add / (Deduct):
Non-Real Estate Depreciation	32,969	38,185		139,543	154,286
Amortization Expense (1)	37,624	34,073		136,074	129,875
Amortization of Deferred Financing Costs	4,454	4,137		16,740	15,675
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees and Above - and Below-Market Leases	3,288	3,851		13,703	16,281
Non-Cash Rent Expense (Income)	1,408	875		4,802	(1,664)
Stock-based Compensation Expense	7,514	7,815		35,654	31,167
Reconciliation to Normalized Cash Taxes	12,368	2,808		5,476	18,483
Less:
Non-Real Estate Growth Investment (2)	33,062	15,616		61,977	45,814
Real Estate, Data Center and Non-Real Estate Recurring CapEx (3)	25,698	44,116		92,528	104,427
AFFO	$228,033	$193,760	17.7%	$856,322	$862,631	(0.7)%

(1) Includes Customer Relationship Value, intake costs, acquisition of customer relationships, and other intangibles. Excludes amortization of capitalized commissions of $5.0mm and $3.4mm in Q4 2019 and Q4 2018, respectively, and $19.1mm and $13.8mm in full year 2019 and full year 2018, respectively.
(2) Non-Real Estate Growth Investment (i) excludes integration CapEx included in Significant Acquisition Costs of $0.5mm and $4.5mm in Q4 2019 and Q4 2018, respectively, and $0.5mm and $14.4mm in full-year 2019 and full-year 2018, respectively, and (ii) includes Non-Real Estate Growth Investment associated with the Global Data Center Business segment of $6.3mm and $3.3mm in Q4 2019 and Q4 2018, respectively, and $14.9mm and $7.5mm in full-year 2019 and full-year 2018, respectively.
(3) Recurring CapEx excludes integration recurring expense included in Significant Acquisition Costs of $0.5mm and $0.6mm in Q4 2019 and Q4 2018, respectively, and $1.2mm and $1.0mm in full-year 2019 and full-year 2018, respectively.

Adjusted Funds From Operations, or AFFO
AFFO is defined as FFO (Normalized) excluding non-cash rent expense or income plus depreciation on non-real estate assets, amortization expense associated with customer relationship value (CRV), intake costs, acquisitions of customer relationships and other intangibles, and excluding amortization expense associated with capitalized internal commissions, amortization of deferred financing costs, revenue reduction associated with amortization of permanent withdrawal fees and above-and below-market data center leases, stock-based compensation expense and the impact of reconciling to normalized cash taxes, less recurring capital expenditures and non-real estate growth investments (on a cash basis), excluding Significant Acquisition Capital Expenditures. We believe AFFO is a useful measure in determining our ability to generate excess cash that may be used for reinvestment in the business, discretionary deployment in investments such as real estate or acquisition opportunities, returning capital to our stockholders and voluntary prepayments of indebtedness. Additionally AFFO is reconciled to cash flow from operations to adjust for real estate and REIT tax adjustments, Significant Acquisition Costs, Restructuring Charges, and other non-cash expenses. AFFO does not include adjustments for customer inducements, acquisition of customer relationships and investment in innovation as we consider these expenditures to be growth related.

Note: Prior periods reflect an immaterial restatement; for further details refer to Iron Mountain's Form 10-K for the year ended December 31, 2019.